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                                                                   EXHIBIT 10.47

                              SEPARATION AGREEMENT

      WHEREAS RONALD A. DRAPEAU ("Employee") is employed by CALLAWAY GOLF COMPANY, a Delaware corporation, (the "Company") pursuant to a certain Second Amended Executive Officer Employment Agreement entered into as of January 1, 2002, and amended from time to time thereafter (the "Employment Agreement"), and has held positions as Chairman of the Board, Director, and Chief Executive Officer of the Company;

      WHEREAS, at the request of the Board of Directors, Employee has resigned as Chairman of the Board, Director and Chief Executive Officer effective August 2, 2004;

      WHEREAS the Company intends to terminate Employee's employment pursuant to
Section 8(a) of the Employment Agreement effective October 1, 2004; and

      WHEREAS the parties wish to enter into this Separation Agreement (the "Separation Agreement") to document and reflect certain agreements and understandings between them associated with the resignations and terminations noted above;

      NOW THEREFORE this Separation Agreement is entered into and dated for reference October 1, 2004, by and between the Company and Employee.

      1. SEPARATION PAYMENTS. In consideration of the release, cooperation and other consideration provided by Employee pursuant to this Separation Agreement, and in addition to any payments due Employee pursuant to the Employment Agreement, the Company shall:

            (a) Pay to employee a one-time cash payment of five hundred thousand dollars ($500,000.00) on or before November 5, 2004;

            (b) Pay the costs of Cal-COBRA continuation health care coverage for Employee and employee's spouse, to the extent such coverage is available, for a period of up to eighteen (18) months.

            (c) Provide an Appraised Value Offer for the Company or its designee to purchase Employee's existing primary residence in Encinitas, California, in accordance with the Home Purchase Procedures set forth in Exhibit B to this Separation Agreement if, despite Employee's best efforts, such residence has not been otherwise sold or contracted for sale by January 31, 2005. If Employee elects to accept the Appraised Value Offer, then Employee shall cooperate fully with the Company to expedite and complete the sale process. If Employee elects not to accept the Appraised Value Offer, Employee's sole recourse shall be to elect not to have the Company purchase his residence and thereby waive any rights he has under this Section 1(c) or any other promise to have the Company purchase his residence. Employee acknowledges that Employee has the duty to make known to the Company, its designee, or any other purchaser the condition of the residence and associated property, particularly any defect that might affect its value, habitability or desirability, and that Employee may be held responsible for all expenses involved in correcting any defects not properly disclosed.

            (d) The Company shall otherwise comply with the terms and conditions of the Employment Agreement.

      2. EMPLOYEE CONSIDERATION. In consideration of the promises made by the Company in this Separation Agreement, and in addition to any obligations imposed pursuant to the Employment Agreement, Employee agrees as follows:

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            (a)   Release.

                  (i) Employee hereby irrevocably and unconditionally releases and forever discharges the Company, its predecessors, successors, subsidiaries, affiliates and benefit plans, and each and every past, present and future officer, director, employee, representative and attorney of the Company, and their successors and assigns (collectively referred to herein as the "Releasees"), from any, every, and all charges, complaints, claims, causes of action, and lawsuits of any kind whatsoever, including, to the extent permitted under the law, all claims which Employee has against the Releasees, or any of them, arising from or in any way related to circumstances or events arising out of Employee's employment by the Company, including, but not limited to, harassment, discrimination, retaliation, failure to progressively discipline Employee, termination of employment, violation of state and/or federal wage and hour laws, violations of any notice requirement, violations of the California Labor Code, or breach of any employment agreement, together with any and all other claims Employee now has against the Releasees, through the date of execution of this Separation Agreement. EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES THAT EMPLOYEE IS WAIVING ANY RIGHT TO RECOVERY AGAINST RELEASEES BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA FAIR HOUSING AND EMPLOYMENT ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE FAMILY MEDICAL RIGHTS ACT, THE CALIFORNIA FAMILY RIGHTS ACT OR BASED ON THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OR THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR A GOVERNMENTAL AGENCY.

                  (ii) Employee waives all rights under section 1542 of the Civil Code of the State of California. Section 1542 provides as follows:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Notwithstanding such waiver, Employee understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621, et seq.) that may arise after the date this Separation Agreement is executed are not waived.

                  (iii) Nothing in this Separation Agreement shall be construed to prohibit the Employee from exercising Employee's right, if any, to file a charge with the Equal Employment Opportunity Commission or from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission. Employee understands and agrees that if Employee files such a charge, the Company has the right to raise the defense that the charge is barred by this Separation Agreement;

                  (iv) The Company hereby advises Employee in writing to discuss this release with an attorney before executing it. Employee further acknowledges that the Company will provide Employee twenty-one (21) days within which to review and consider this Separation Agreement, including this release, before signing it. Should Employee decide not to use the full twenty-one (21) days, then Employee knowingly and voluntarily waives any claims that he was not in fact given that period of time or did not use the entire twenty-one (21) days to consult an attorney and/or consider this release.

                  (v) The parties acknowledge and agree that Employee may revoke this Separation Agreement for up to seven (7) calendar days following execution and that it shall not become effective or enforceable against either party until any such revocation period has expired. The parties further acknowledge and agree that such revocation must be in writing addressed to Steven C. McCracken, Senior Executive Vice President, Chief Legal Officer and Secretary, Callaway Golf Company, 2180 Rutherford Road, Carlsbad, California 92008, and received no later than midnight on the seventh day following the execution of this Separation Agreement by Employee. If Employee revokes under this section,

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the Separation Agreement shall not be effective or enforceable, and Employee will not receive the consideration described in this Separation Agreement.

                  (vi) If Employee does not revoke this Separation Agreement in the timeframe specified above, the Separation Agreement shall become effective at 12:01 a.m. on the eighth day after it is fully executed by the parties.

            (b) Employee shall fully cooperate with the Company to effectuate all actions reasonably required in connection with Employee's termination and the effectuation of this Separation Agreement and the Employment Agreement, including, but not limited to, cooperation in the preparation, signing and filing of any and all documentation necessary to implement or record the resignation of Employee from any and all boards or positions associated with the Company or any of the Company's subsidiaries or affiliates, as well as reasonable cooperation with the Company's legal counsel in connection with any legal proceedings or litigation arising out of matters occurring during the time Employee was employed by the Company. In addition, Employee reaffirms his obligation to protect the Company's confidential information, and as a former member of the "control group" of senior executives of the Company, Employee recognizes that he cannot waive, and is required to specifically protect, the Company's attorney-client communications and attorney work product that he learned while employed by the Company. Employee agrees that in the event he is contacted by anyone concerning the business of the Company he shall provide notice to the Legal Department as provided in Section 3(f) of such contact, and give the Company a reasonable opportunity to object, limit or otherwise guide any disclosure of Company information in accordance with any applicable privileges, laws and regulations.

            (c) Employee shall otherwise comply with the terms and conditions of the Employment Agreement.

      3.    OTHER MATTERS.

            (a) Other Health Coverage. Should Employee wish to seek other health care coverage in lieu of continuation coverage under COBRA and/or Cal-COBRA, the Company agrees to meet and confer with Employee to discuss such alternatives. Employee has no obligation to seek such alternative coverage, nor does the Company have any obligation to modify or amend its commitments under this Separation Agreement or the Employment Agreement regarding the costs of continuation coverage.

            (b) Change in Control. Should there be a Change in Control as defined in Exhibit A to this Separation Agreement, then it is agreed that the Company shall pay to Employee within thirty (30) days the net present value of any remaining but unpaid payments pursuant to Sections 8(a), 19 and 20 of the Employment Agreement.

            (c) Employee's Estate. For purposes of clarification, the parties acknowledge that unless otherwise specifically stated or forbidden by law, any payments due Employee pursuant to this Separation Agreement or the Employment Agreement are not excused upon the death of Employee, and shall be paid to Employee's estate.

            (d) Taxes. Any payments to Employee pursuant to this Separation Agreement shall be subject to the usual and customary taxes, employee payroll practices and all applicable withholding requirements.

            (e) Entire Understanding. This Separation Agreement and the Employment Agreement set forth the entire understanding of the parties hereto with respect to the subject matter hereof, and no other representations, warranties or agreements whatsoever as to that subject matter have been made by Employee or the Company. This Separation Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Separation Agreement replaces and supersedes any and all prior understandings or agreements between Employee and the Company regarding employment, with the exception of the Employment Agreement, the "Employee Invention and Confidentiality Agreement" and the "Information Security Policy and Agreement" entered into by Employee with the Company.

            (f) Notices. Any notice, request, demand, or other communication required or permitted hereunder, shall be deemed properly given when actually received or within five (5) days of mailing by certified or registered mail, postage prepaid, to Employee at the address currently on file with the Company, and to the Company at:

            Company:     Callaway Golf Company
                         2180 Rutherford Road
                         Carlsbad, California  92008
                         Attn:  Michael J. Rider
                         Senior Vice President and General Counsel

or to such other address as Employee or the Company may from time to time furnish, in writing, to the other.

            (g) Headings. The headings of the several sections and paragraphs of this Separation Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

            (h) Waiver. Failure of either party at any time to require performance by the other of any provision of this Separation Agreement shall in no way affect that party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be held to be a waiver of any succeeding breach of any provision or a waiver of the provision itself.

            (i) Applicable Law. This Separation Agreement shall constitute a contract under the internal laws of the State of California and shall be governed and construed in accordance with the laws of said state as to both interpretation and performance.

            (j) Severability. In the event any provision or provisions of this Separation Agreement is or are held invalid, the remaining provisions of this Separation Agreement shall not be affected thereby.

            (k) Counterparts. This Separation Agreement may be executed in one or more counterparts which, when fully executed by the parties, shall be treated as one agreement.

      4.    IRREVOCABLE ARBITRATION OF DISPUTES.

            (a) EMPLOYEE AND THE COMPANY AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS SEPARATION AGREEMENT, ITS INTERPRETATION, ENFORCEABILITY, OR APPLICABILITY, OR RELATING TO EMPLOYEE'S EMPLOYMENT, OR THE TERMINATION THEREOF, THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT OF THE PARTIES SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS INCLUDES, BUT IS NOT LIMITED TO, ALLEGED VIOLATIONS OF FEDERAL, STATE AND/OR LOCAL STATUTES, CLAIMS BASED ON ANY PURPORTED BREACH OF DUTY ARISING IN CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, VIOLATION OF PUBLIC POLICY, VIOLATION OF ANY STATUTORY, CONTRACTUAL OR COMMON LAW RIGHTS, BUT EXCLUDING WORKERS' COMPENSATION, UNEMPLOYMENT MATTERS, OR ANY MATTER FALLING WITHIN THE JURISDICTION OF THE STATE LABOR COMMISSIONER. THE PARTIES AGREE THAT ARBITRATION IS THE PARTIES' ONLY RECOURSE FOR SUCH CLAIMS AND HEREBY WAIVE THE RIGHT TO PURSUE SUCH CLAIMS IN ANY OTHER FORUM, UNLESS OTHERWISE PROVIDED BY LAW. ANY COURT ACTION INVOLVING A DISPUTE WHICH IS NOT SUBJECT TO ARBITRATION SHALL BE STAYED PENDING ARBITRATION OF ARBITRABLE DISPUTES.

            (b) EMPLOYEE AND THE COMPANY AGREE THAT THE ARBITRATOR SHALL HAVE THE AUTHORITY TO ISSUE PROVISIONAL RELIEF. EMPLOYEE AND THE COMPANY FURTHER AGREE THAT EACH HAS THE RIGHT, PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE
SECTION 1281.8, TO APPLY TO A COURT FOR A PROVISIONAL REMEDY IN CONNECTION WITH AN ARBITRABLE DISPUTE SO AS TO PREVENT THE ARBITRATION FROM BEING RENDERED INEFFECTIVE.

            (c) ANY DEMAND FOR ARBITRATION SHALL BE IN WRITING AND MUST BE COMMUNICATED TO THE OTHER PARTY

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PRIOR TO THE EXPIRATION OF THE APPLICABLE STATUTE OF LIMITATIONS.

            (d) THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROCEDURAL RULES STATED IN THE NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO BY A FORMER OR RETIRED JUDGE OR ATTORNEY WITH AT LEAST 10 YEARS EXPERIENCE IN EMPLOYMENT-RELATED DISPUTES, OR A NON-ATTORNEY WITH LIKE EXPERIENCE IN THE AREA OF DISPUTE, WHO SHALL HAVE THE POWER TO HEAR MOTIONS, CONTROL DISCOVERY, CONDUCT HEARINGS AND OTHERWISE DO ALL THAT IS NECESSARY TO RESOLVE THE MATTER. THE PARTIES MUST MUTUALLY AGREE ON THE ARBITRATOR. IF THE PARTIES CANNOT AGREE ON THE ARBITRATOR AFTER THEIR BEST EFFORTS, AN ARBITRATOR FROM THE JUDICIAL ARBITRATION AND MEDIATION SERVICE WILL BE SELECTED PURSUANT TO THE AMERICAN ARBITRATION ASSOCIATION NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES. THE COMPANY SHALL PAY THE COSTS OF THE ARBITRATOR'S FEES.

            (e) THE ARBITRATION WILL BE DECIDED UPON A WRITTEN DECISION OF THE ARBITRATOR STATING THE ESSENTIAL FINDINGS AND CONCLUSIONS UPON WHICH THE AWARD IS BASED. THE ARBITRATOR SHALL HAVE THE AUTHORITY TO AWARD DAMAGES, IF ANY, TO THE EXTENT THAT THEY ARE AVAILABLE UNDER APPLICABLE LAW(S). THE ARBITRATION AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING COMPETENT JURISDICTION. EITHER PARTY MAY SEEK REVIEW PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1286, ET SEQ.

            (f) IT IS EXPRESSLY UNDERSTOOD THAT THE PARTIES HAVE CHOSEN ARBITRATION TO AVOID THE BURDENS, COSTS AND PUBLICITY OF A COURT PROCEEDING, AND THE ARBITRATOR IS EXPECTED TO HANDLE ALL ASPECTS OF THE MATTER, INCLUDING DISCOVERY AND ANY HEARINGS, IN SUCH A WAY AS TO MINIMIZE THE EXPENSE, TIME, BURDEN AND PUBLICITY OF THE PROCESS, WHILE ASSURING A FAIR AND JUST RESULT. THE ARBITRATOR SHALL ALLOW REASONABLE DISCOVERY AS PROVIDED IN THE CALIFORNIA ARBITRATION ACT, BUT SHALL CONTROL THE AMOUNT AND SCOPE OF DISCOVERY.

            (g) THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THE SEPARATION AGREEMENT, AND SHALL BE BINDING UPON THE PARTIES.

THE PARTIES HAVE READ THIS SECTION AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.

                      /s/ RAD (EMPLOYEE)         /s/ WCB (COMPANY)


      IN WITNESS WHEREOF, this Separation Agreement is entered into and dated for reference October 1, 2004, by and between the Company and Employee.

EMPLOYEE                                        COMPANY
                                                Callaway Golf Company,
                                                a Delaware corporation

/s/ Ronald A. Drapeau                       By: /s/ William C. Baker
--------------------------------                --------------------------------
Ronald A. Drapeau                               William C. Baker
                                                Chairman of the Board and
                                                Chief Executive Officer

Dated:   October 28, 2004                       Dated:   October 28, 2004

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                                                                       EXHIBIT A

                                CHANGE IN CONTROL

      A "Change in Control" means the following and shall be deemed to occur if any of the following events occurs:

      1. Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding the Company and its affiliates and any employee benefit or stock ownership plan of the Company or its affiliates and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

      2. Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

      3. Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than (a) a reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation), or (b) a reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

      4. Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

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                                                                       EXHIBIT B

                            HOME PURCHASE PROCEDURES

Callaway Golf will enter into a contract with a third party agency (the "Relocation Company") to make an offer and, upon acceptance of the offer, to purchase Employee's current home pursuant to an Appraised Value Offer according to the procedures set forth below. If Employee accepts said offer, and if the home is purchased by the Relocation Company on behalf of Callaway Golf, then Callaway Golf will be responsible for any loss on the sale of Employee's home by the Relocation Company and will retain all resale profits on the sale of the home, if any are generated.

The Relocation Company will assist Callaway Golf and Employee in determining an Appraised Value Offer for Employee's home. The Relocation Company will provide Employee with a list of qualified relocation appraisers who are experienced in determining a Selling Price for such a home. Employee will select three (3) appraisers from the list (Employee may not select an appraiser who has appraised the home within the last six (6) months). Employee shall notify the Relocation Company of his choices, and Relocation Company will order two (2) appraisals using two of the appraisers selected. In turn, each appraiser will contact Employee (or the person Employee designates) to schedule an appointment to do the appraisal.

The two appraisers will determine the Anticipated Selling Price of Employee's home, which shall be defined as the price at which the property is anticipated to sell in a competitive and open market transaction, assuming an arm's length transaction, within sixty (60) days. In estimating the Anticipated Selling Price, the appraisers will look at competing listings, recent comparable sales, and other market variables through the eyes of a typical buyer.

In conjunction with the appraisal process, the Relocation Company will order all appropriate inspections at Callaway Golf's expense. Other inspections may be ordered, as recommended by the appraisers, realtors, or inspectors. Employee will cooperate with the Relocation Company and any and all appraisers, it being understood that an Appraised Value Offer cannot be made without the results of all inspections.

The appraisers will contact the Relocation Company with the results of their appraisals, including their Anticipated Selling Prices, and will follow up with written appraisal reports. The reports will be reviewed for accuracy and consistency by the Relocation Company. Approximately three (3) weeks from the date the last appraiser visits Employee's home, the Relocation Company will contact Employee to present an Appraised Value Offer and all inspection results, including copies of all appraisals.

The Appraised Value Offer will be the average of the two (2) Anticipated Selling Prices submitted by the appraisers, less an Estimated Commission fixed at six percent (6%). If the two Anticipated Selling Prices differ by more than five percent (5%), a third appraisal will be ordered (using the third appraiser Employee properly selected from the list provided by the Relocation Company). If three appraisals are needed, then the Appraised Value Offer will be the average of the two (2) closest Anticipated Selling Prices, less an Estimated Commission fixed at six percent (6%).

Employee shall have ten (10) days to accept the offer starting upon the day the Appraised Value Offer is communicated to Employee. Employee shall communicate his acceptance, in writing to the Relocation Company. If Employee chooses to accept the Appraised Value Offer from the Relocation Company, Contracts of Sale, a deed package, and all necessary documents required to sell Employee's home to the Relocation Company will be forwarded to Employee. Prompt execution and notarization of these documents will be required if Employee elects to accept the Appraised Value Offer. If Employee has not previously terminated any existing listing agreement, then Employee will be responsible for payment of any commission owed to any agent upon sale to the Relocation Company. If Employee does not accept the Appraised Value Offer within ten (10) days, it shall expire by its own terms and Callaway Golf shall thereafter have no further duty to assist Employee with the sale of Employee's home.

If Employee accepts the Appraised Value Offer, Callaway Golf, through the Relocation Company, will assume responsibility of all mortgage payments, utilities, and maintenance of the home as of the date of possession. Possession is defined as the day Employee fully executes the Contracts of Sale or vacates, whichever is later.

Employee's Equity will be the Appraised Value Offer minus the mortgage balance, mortgage interest prorations, tax prorations, costs of any repairs, and all other liens against the property. The Equity will be paid to Employee directly by the Relocation Company or Callaway Golf. Employee has no expectation of any payments other than payment of the Equity.

Employee shall be responsible for all maintenance and repair of the property and all expenses associated with the property, including mortgage payments, until such time as Callaway Golf and/or the Relocation Company take possession. During the implementation of these Home Purchase Procedures, Employee shall reasonably cooperate with Callaway Golf and the Relocation Company in any efforts to secure the sale of the property to a third party. It is acknowledged that the Relocation Company will be marketing the property on behalf of Callaway Golf during this time, and that Employee shall cooperate in keeping it in order and scheduling showings.

Disclosure: it is the duty of the seller to make known or public to a buyer the condition of the property, particularly with respect to any defect that could affect its value, habitability, or desirability. Employee may be held responsible for all expenses involved in correcting defect(s) or problems that are not disclosed and subsequently discovered.